UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2007

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2007, an amendment to the promissory note entered into between Richard D. Nanula and Amgen Inc. (the “Company”) on June 27, 2001 (the “Note”) became effective. The principal amount of the Note is $3,000,000 and the interest rate is 5% per annum. Per the Note’s terms, Mr. Nanula has not yet repaid any of the principal. The amendment to the Note allows Mr. Nanula to defer the payment of the entire $3,000,000 principal as well as accrued interest at 5% per annum, compounded annually, until June 27, 2010.

The amendment to the Note does not extend the final repayment date and also does not forgive Mr. Nanula’s obligation to repay any principal or interest under the Note. Without an amendment, the original terms of the Note would have required payment in three equal annual installments of principal plus accrued interest at a rate of 5% per annum beginning one year after Mr. Nanula’s termination date of July 31, 2007, and ending in 2010.

The Company previously reported Mr. Nanula’s resignation from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: September 14, 2007	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

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